Exhibit 4.1
VELO3D, INC.,
Company
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
Trustee
SECOND SUPPLEMENTAL INDENTURE
Dated as of November [•], 2023
Supplementing and Amending that Certain Indenture
Dated as of August 14, 2023
Senior Secured Notes

SECOND SUPPLEMENTAL INDENTURE, dated as of November [•], 2023 (this “Second Supplemental Indenture”) to the Indenture dated as of August 14, 2023, (the “Indenture”), in each case between Velo3D, Inc., a Delaware corporation (herein called the “Company”), having its registered office at 511 Division Street., Campbell, California 95008, and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore made, executed and delivered to the Trustee the Indenture, providing for the issuance from time to time of the Company’s debt securities to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture and this Second Supplemental Indenture, the Company has duly authorized the creation and issuance of its Senior Secured Note due 2026 (the “Note”) in an aggregate principal amount not to exceed $57,500,000;

WHEREAS, Section 8.1 of the Indenture provides that, without the consent of any Securityholders, the Company, when authorized by a Board Resolution, and the Trustee may amend, restate or supplement the Indenture or the Securities of one or more Series to provide for the issuance of, and establish the form and terms and conditions of, Securities of any Series as permitted by the Indenture;

WHEREAS, pursuant to the terms of the Indenture and the Supplemental Indenture, dated August 14, 2023 (the “First Supplemental Indenture”), between the Company and the Trustee, the Company has duly authorized the creation and issuance of its Senior Convertible Note due 2026 (the “Prior Note”) in an aggregate principal amount not to exceed $105,000,000;

WHEREAS, Section 8.2 of the Indenture provides that, with the consent of the Securityholders of not less than a majority in aggregate principal amount of the outstanding Securities of such Series affected by such amendment without notice to any Securityholder, the Company, when authorized by a Board Resolution, and the Trustee may amend the Indenture or the Securities of one or more Series;

WHEREAS, this Second Supplemental Indenture is authorized by the resolutions adopted by the Board of Directors of the Company by unanimous written consent, effective as of November 20, 2023 and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms and to make the Note, when executed by the Company and authenticated and delivered by the Trustee or an authenticating agent, the valid obligation of the Company, have been done and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH

For and in consideration of the provisions set forth herein, it is mutually agreed, for the equal and proportionate benefit of all Securityholders, from time to time, as follows:

1.Establishment

There is hereby established a new series of Securities to be issued under the Indenture and this Second Supplemental Indenture, to be designated as the Note. The Note shall be in substantially the form set forth in Annex A hereto.

Upon execution of this Second Supplemental Indenture, the Note in an initial aggregate principal amount of $57,500,000 shall be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver such Note in accordance with a written order of the Company.

2.Covenants

In addition to the covenants set forth in Articles 4 and 5 of the Indenture, the covenants that apply to the Note are set forth in the form of Note attached as Annex A hereto. To the extent of any inconsistency between, on the one hand, the Indenture and this Second Supplemental Indenture and on the other hand, the attached form of Note, the attached form of Note will modify or amend any provision of this Second Supplemental Indenture and the Indenture in so far as it applies to this series of Securities.

3.Amendments to Indenture and First Supplemental Indenture

Amendment to Indenture. Section 2.1 of the Indenture is amended and restated in its entirety to read as follows:

“The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, Stated Maturity, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, PROVIDED, that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.”

Amendment to First Supplemental Indenture. The form of Prior Note attached as Annex A to the First Supplemental Indenture is hereby amended and restated in its entirety with the form of Prior Note attached as Annex B hereto.

4.Miscellaneous Provisions

Other Terms of Indenture and First Supplemental Indenture. Except insofar as herein otherwise expressly provided, (i) all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect and (ii) all provisions, terms and conditions of the First Supplemental Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Terms Defined. All terms defined in the Indenture shall have the same meanings when used herein.

Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

Further Instruments. The parties hereto will execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purpose of this Second Supplemental Indenture.

Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Second Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first above written.

VELO3D, INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:
[Signature Page to Second Supplemental Indenture]

In connection with the exchange of the Company’s outstanding Prior Notes issued pursuant to the Indenture, as supplemented by the First Supplemental Indenture, for the Notes to be issued pursuant to the Indenture, as supplemented by this Second Supplemental Indenture, and the Securities Exchange Agreement, between the Company and the undersigned holders of the Prior Notes, each of such undersigned holders of Prior Notes, representing 100% of the aggregate principal amount of the outstanding Prior Notes immediately prior to such exchange, hereby consent to the amendments to the Indenture and the First Supplemental Indenture set forth in Section 3 of this Second Supplemental Indenture:

HOLDER: HB SPV I MASTER SUB LLC

By:
Name:
	Title:	Authorized Signatory

HOLDER: HIGH TRAIL INVESTMENTS ON LLC

By:
Name:
	Title:	Authorized Signatory

[Signature Page to Second Supplemental Indenture]